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                                                                   EXHIBIT 10.21
2000-2001 STRATEGIC INCENTIVE PLAN
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Purpose:                 To attract, retain, and significantly reward a select
                         group of individuals for the achievement of aggressive, measurable standards of corporate performance. Payments in stock are intended to assist participants in achieving specified ownership guidelines and promote an entrepreneurial approach to the business.

Eligibility:             Approximately 150 executives in the Company

Performance Period:      Two Years

Award Frequency:         Annually, performance periods will be overlapping.

Performance
Measures:                Groups
                         ------
                         Aggregate Brunswick Value Added (Division contribution less working capital charge) (2000 and 2001) Strategic
                         Goals

                         Corporate
                         ---------
                         75% Earnings Per Share (EPS) (aggregate 2000 and 2001) 25% Strategic Goals

                         Brunswick Value Added is defined as Division
                         Contribution less a working capital charge. The working capital charge is calculated by taking the average (13 point) month end gross working capital times the working capital charge.

                         Gross Working Capital is defined as gross receivables and gross inventory less accounts payable.

                         Gross accounts receivable includes trade and other, but excludes notes, rental and lease receivables, as well as receivable reserves. Gross inventory includes finished goods, raw materials and work in process, but excludes inventory reserves.

                         Business Unit Participants
Performance              --------------------------
Weightings:              For those participants with a target award of 100%:
                         Corporate Performance - 25%; Group BVA - 50%; Strategic
                         Goals - 25%.

                         For those participants with a target award of 75%:
                         Corporate Performance - 15%; Group BVA - 60%; Strategic Goals - 25%.
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2000-2001 STRATEGIC INCENTIVE PLAN
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                 For those Participants with a target award of 40%-60%:
                 Corporate Performance - 10%; Group BVA - 65%; Strategic
                 Goals - 25%.

                 Corporate Participants
                 For all Corporate participants: Corporate Performance - 100%

Relationship of Performance
to Payout:
                                                Payout Level as of
                       Performance Level         % of Target Award
                       -----------------        ------------------
                             120%                      125%
                             110%                      110%
                             100%                      100%
                              90%                       70%
                              80%                       50%

                 Bonus will not be paid below 80% level.

Target Award:    For those participants with a target award equivalent to 100%
                 of base pay, the award is denominated 100% in stock units.

                 For those participants with a target award equivalent to 75% of base pay, the award is denominated 75% in stock units.

                 For those participants with a target award equivalent to 40%-60% of base pay, the award is denominated 50% in stock units.

Payout Form:     The mix of payments under this Plan between cash and stock will change as specified stock ownership guidelines are achieved.
                 Payments will be made in stock for that portion of the award that is initially denominated in stock units as described above.

                 Upon achievement of the ownership guidelines, the participant may elect the form of payment, either cash or stock, with the opportunity for voluntary deferrals.

Payment:         Bonus payments will be made after the year-end financial
                 results have been reviewed and certified by Arthur Andersen
                 LLP. Proposed bonus payments for Senior Executives will be reviewed and approved by the Human Resource and Compensation Committee.
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2000-2001 STRATEGIC INCENTIVE PLAN
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Withholding:             Participants receiving a portion of their bonus payment
                         in stock may elect to pay Federal, state and local withholding tax obligations to the Company in cash or request that the Company withhold a number of shares of common stock equal in value to the withholding tax amount.